Exhibit 8.1

July 2, 2015

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

Ladies and Gentlemen:

We have acted as special tax counsel to you in connection with the proposed transactions contemplated by the Agreement and Plan of Merger dated as of June 14, 2015 among Standard Pacific Corp. and The Ryland Group, Inc. (the “Agreement”) and the registration statement on Form S-4 (the “Registration Statement”), which includes the joint proxy statement/prospectus relating to the Merger (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission. Capitalized terms used but not defined herein shall have the meanings as set forth in the Registration Statement.

In connection with this opinion, we have examined the Agreement, the Registration Statement (including the Proxy Statement/Prospectus) and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. For purposes of this opinion, we have assumed, with your permission, (i) that the proposed transactions will be consummated in the manner described in the Agreement and the Registration Statement and (ii) that the statements concerning the proposed transactions set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the proposed transactions. We have also assumed that the parties have complied with and, to the extent applicable, will continue to comply with the obligations, covenants, and agreements contained in the Agreement.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications as set forth herein, we are of the opinion that the discussion set forth in the section entitled “Material U.S. Federal Income Tax Consequences” in the Registration Statement insofar as it summarizes United States federal income tax law, and subject to the assumptions, exceptions, limitations and qualifications as set forth therein, is correct in all material respects.

Our opinion is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, and interpretations thereof by the Internal Revenue Service (the “IRS”) and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such changes. No ruling has been or will be sought from the IRS as to the United States federal income tax consequences of any aspect of the merger. Our opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion. Further, no assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Our opinion expressed herein is as the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur or become effective. In the event any one of the statements, representations, warranties or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references therein to us. In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ ROPES & GRAY LLP

ROPES & GRAY LLP